Exhibit 10.1

Form of Letter Agreement re:

Change in Control Agreement Termination

April 25, 2017

[Name]

c/o American Airlines Group Inc.

4333 Amon Carter Blvd.

Fort Worth, Texas 76155

Dear [Name]1:

We make reference to the Executive Change in Control and Severance Benefits Agreement entered into as of [                ]2 among you, US Airways Group, Inc. and US Airways, Inc., as amended (the “Change in Control Agreement”), which Change in Control Agreement was assumed by American Airlines Group Inc. (the “Company”) on December 9, 2013. Effective as of the date hereof, the Change in Control Agreement is terminated without any liability to any party thereto.

Please acknowledge your acceptance and consent to the terms described in this letter by signing below. You understand that these terms may not be amended or modified except in a writing signed by you and a representative of the Company duly authorized by the Compensation Committee or the Board of Directors.

Regards,

American Airlines Group Inc.

By:
Name: W. Douglas Parker
Title: Chief Executive Officer

[1]	Entered into by and between the Company and each of Elise Eberwein, Robert Isom, Stephen Johnson and Derek Kerr.
[2]	Elise Eberwein, Robert Isom and Derek Kerr: November 28, 2007; Stephen Johnson: March 16, 2009.

ACKNOWLEDGED, ACCEPTED AND AGREED TO this 25th of April 2017.

[Name]

Signature Page to Letter Agreement re: Change in Control Agreement Termination